Exhibit 10.46

LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement (this “Loan Modification Agreement’) is made this 15th day of October, 2007 and is effective as of the 30th day of September, 2007, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 (“Bank”) and VERTICAL COMMUNICATIONS, INC., a Delaware corporation with its principal place of business at One Memorial Drive, Cambridge, Massachusetts 02142, VERTICAL COMMUNICATIONS ACQUISITION CORP., a Delaware corporation with its principal place of business at One Memorial Drive, Cambridge, Massachusetts 02142, VODAVI TECHNOLOGY, INC., a Delaware corporation with its principal place of business at One Memorial Drive, Cambridge, Massachusetts 02142 and VODAVI COMMUNICATIONS SYSTEMS, INC., an Arizona corporation with its principal place of business at One Memorial Drive, Cambridge, Massachusetts 02142 (singly and collectively, jointly and severally, “Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of May 25, 2007, evidenced by, among other documents, a certain Loan and Security Agreement dated as of May 25, 2007 between Borrower and Bank (the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by: (i) the Collateral as described in the Loan Agreement and (ii) the Intellectual Property Collateral as described in certain Intellectual Property Security Agreements each dated May 25, 2007 (singly and collectively, the “IP Agreement”) by Borrower in favor of Bank (together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

Modification to Loan Agreement.

A. Section 1 of the Schedule to the Loan Agreement is hereby amended by deleting the following text appearing therein:

“Section 1 Credit Limit

(Section 1.1): An amount not to exceed the lesser of (A) or (B), below:

(A)	(i) $10,000,000.00 (the “Maximum Credit Limit”); minus

(ii) the aggregate amounts then undrawn on all outstanding letters of credit, foreign exchange contracts, or any other accommodations issued or incurred, or caused to be issued or incurred by Silicon for the account and/or benefit of the Borrower.

(B)	(i) 80% of the amount of Vertical Communications, Inc.’s Eligible Accounts and Vertical Communications Acquisition Corp.’s Eligible Accounts; plus

(ii) 80% of the amount of Vodavi Technology, Inc.’s Eligible Accounts and Vodavi Communications Systems, Inc.’s Eligible Accounts; plus

(iii) the lesser of (a) 20% of Borrower’s Eligible Inventory, valued at the lower of cost or wholesale market value, or (b) 2,000,000; minus

(iv) the aggregate amounts then undrawn on all outstanding letters of credit, foreign exchange contracts, or any other accommodations issued or incurred, or caused to be issued or incurred by Silicon for the account and/or benefit of the Borrower; minus

(v) the Collateral Reserve.

Silicon may, from time to time, modify the advance rates set forth herein in its good faith business judgment upon notice to Borrower based on changes in collection experience with respect to the Accounts or other issues or factors relating to the Accounts or the Collateral including, without limitation, in connection with any merger of the Borrowers.

Letter of Credit/Foreign Exchange Contract/Cash Management Services Sublimit

(Section 1.6, 1.7): $2,000,000.00 in the aggregate.”

and substituting the following text therefor:

“Section 1 Credit Limit

(Section 1.1): An amount not to exceed the lesser of (A) or (B), below:

(A)	(i) $10,000,000.00 (the “Maximum Credit Limit”); minus

(ii) the aggregate amounts then undrawn on all outstanding letters of credit, foreign exchange contracts, or any other accommodations issued or incurred, or caused to be issued or incurred by Silicon for the account and/or benefit of the Borrower.

(B)	(i) 80% of the amount of Vertical Communications, Inc.’s Eligible Accounts and Vertical Communications Acquisition Corp.’s Eligible Accounts; plus

(ii) 80% of the amount of Vodavi Technology, Inc.’s Eligible Accounts and Vodavi Communications Systems, Inc.’s Eligible Accounts; plus

(iii) during such time as Borrower, on a consolidated basis, has achieved EBITDA of at least $1.00 for each of its two most recent consecutive fiscal quarters, the lesser of (a) 20% of Borrower’s Eligible Inventory, valued at the lower of cost or wholesale market value, or (b) $500,000; minus

(iv) the aggregate amounts then undrawn on all outstanding letters of credit, foreign exchange contracts, or any other accommodations issued or incurred, or caused to be issued or incurred by Silicon for the account and/or benefit of the Borrower.

Silicon may, from time to time, modify the advance rates set forth herein in its good faith business judgment upon notice to Borrower based on changes in collection experience with respect to the Accounts or other issues or factors relating to the Accounts or the Collateral including, without limitation, in connection with any merger of the Borrowers.

Letter of Credit/Foreign Exchange Contract/Cash Management Services Sublimit

(Section 1.6, 1.7): $2,000,000.00 in the aggregate.”

B. Section 5 of the Schedule to the Loan Agreement is hereby amended by deleting the following text appearing therein in its entirety:

“Section 5 FINANCIAL COVENANTS

(Section 5.1): Borrower, together with its subsidiaries on a consolidated basis, shall comply with each of the following covenants.

Compliance shall be determined as of the end of each month, except as otherwise specifically provided below:

a.	Minimum Revenue:

(i) For the six-month period ended March 31, 2007, Borrower shall have achieved Revenue of not less than $30,000,000; and

(ii) For the twelve-month period ending September 30, 2007 and for each twelve-month period ending at each quarter end thereafter, Borrower shall achieve Revenue of not less than $80,000,000 (including Borrower and each of its Subsidiaries on a consolidated basis as of the date of calculation). For every trailing twelve-month period measured on a calendar quarterly basis thereafter, Borrower shall not permit total consolidated Revenue to be less than 2% greater than in the same trailing twelve-month period from the immediately preceding twelve-month period (including Borrower and each of its Subsidiaries on a consolidated basis as of the date of calculation).

b.	Minimum Cash or Excess Availability (Unrestricted Liquidity):

Borrower shall, as of the last day of each month, maintain Unrestricted Liquidity in excess of $5,000,000.00.

c.	Minimum EBITDA:

(i) For the six-month period ended March 31, 2007, Borrower shall not permit its EBITDA losses to be greater than $2,000,000; and

(ii) For the twelve-month period ending September 30, 2007 and for each twelve-month period ending at each quarter end thereafter, Borrower shall not permit its EBITDA to be less than $1.00.

Silicon and Borrower shall establish financial covenants for Borrower’s fiscal year 2008 in good faith based on the Borrower’s financial statements and projections provided to Silicon within sixty (60) days of Borrower’s 2007 fiscal year end. However, in the event that new covenants are not mutually agreed to by the end of Borrower’s 2007 fiscal year end, Borrower shall be required to continue to comply with each of the foregoing covenants.

Definitions. For purposes of the foregoing financial covenants, the following term shall have the following meaning:

“EBITDA” shall mean, consistent with the Borrower’s internal management reporting system as of the date of this Agreement, for any given period for Borrower, earnings before interest, taxes, depreciation and amortization determined on a pro-forma basis that excludes the effect of non-cash stock options compensation expense, accrued but not paid liquidated damages referred to in clause (ii) of the definition of “Restricted Payment” (as set forth in the Credit Agreement entered into in connection with the NEIPF Facility, as in effect as of the date of this Agreement) and certain other extraordinary profit and loss items agreed upon between Borrower and Silicon; provided that if such items are not agreed upon by Silicon in its sole discretion they shall not be excluded from EBITDA.

“Revenue” shall mean, consistent with Borrower’s internal management reporting system as of the date of this Agreement, the pro-forma sales of products and services, which is equal to revenue determined in accordance with GAAP, plus current period invoiced amounts that are deferred under GAAP for systems sales associated with long-term customer contractual obligations, minus the current period revenue recognition of prior period systems sales.

“Unrestricted Liquidity” shall mean (i) unrestricted cash deposits, plus (ii) excess “availability” under this Agreement (net of the Collateral Reserve and all Loans, Letters of Credit or other indebtedness under this Agreement), as determined by Silicon based upon the Credit Limit restrictions set forth in Section 1 above).”

and substituting the following text therefor:

“Section 5 FINANCIAL COVENANTS

(Section 5.1): Borrower, together with its subsidiaries on a consolidated basis, shall comply with each of the following covenants.

Compliance shall be determined as of the end of each month, except as otherwise specifically provided below:

a.	Minimum Revenue:

(i) For the six-month period ended March 31, 2007, Borrower shall have achieved Revenue of not less than $30,000,000;

(ii) For the trailing three-month periods ending December 31, 2007, March 31, 2008 and June 30, 2008, Borrower shall achieve Revenue of not less than $20,506,436, $20,371,880 and $22,746,847, respectively; and

(iii) Beginning with the trailing twelve-month period ending June 30, 2008, Borrower shall achieve Revenue of not less than $80,000,000 for the twelve month period so ended (including Borrower and each of its Subsidiaries on a consolidated basis as of the date of calculation). For every trailing twelve-month period measured on a calendar quarterly basis thereafter, Borrower shall not permit total consolidated Revenue to be less than 2% greater than in the same trailing twelve-month period from the immediately preceding twelve-month period (including Borrower and each of its Subsidiaries on a consolidated basis as of the date of calculation).

b.	Minimum Cash or Excess Availability (Unrestricted Liquidity):

Borrower shall, as of the last day of each month, maintain Unrestricted Liquidity in excess of $5,000,000; provided, however, such $5,000,000 requirement shall be reduced to $4,100,000 with respect to the November 30, 2007 test date, $3,600,000 with respect to the December 31, 2007 test date, $4,200,000 with respect to the January 31, 2008 test date, $4,400,000 with respect to the February 29, 2008 test date, $4,400,000 with respect to the April 30, 2008 test date, $4,600,000 with respect to the May 31, 2008 test date and $4,100,000 with respect to the June 30, 2008 test date; provided, further, however, Borrower’s failure to comply with the Unrestricted Liquidity covenant as of any test date shall be deemed waived by Bank in the event Borrower receives net cash proceeds from the issuance of equity securities of Borrower of at least $5,000,000 within forty-five (45) days of such test date.

c. Minimum EBITDA:

(i) For the six-month period ended March 31, 2007, Borrower shall not permit its EBITDA losses to be greater than $2,000,000;

(ii) For the trailing three-month periods ending December 31, 2007, March 31, 2008 and June 30, 2008, Borrower shall not permit its EBITDA as measured in such relevant three-month period to be less than ($920,976), ($604,872) and $1,128,831, respectively; and

(iii) For the trailing three-month period ending September 30, 2008 and for each trailing three-month period ending at each quarter end thereafter, Borrower shall not permit its EBITDA as measured in such relevant three-month period to be less than $1.00.

Definitions. For purposes of the foregoing financial covenants, the following term shall have the following meaning:

“EBITDA” shall mean, consistent with the Borrower’s internal management reporting system as of the date of this Agreement, for any given period for Borrower, earnings before interest, taxes, depreciation and amortization determined on a pro-forma basis that excludes the effect of non-cash stock options compensation expense, accrued but not paid liquidated damages referred to in clause (ii) of the definition of “Restricted Payment” (as set forth in the Credit Agreement entered into in connection with the NEIPF Facility, as in effect as of the date of this Agreement) and certain other extraordinary profit and loss items agreed upon between Borrower and Silicon; provided that if such items are not agreed upon by Silicon in its sole discretion they shall not be excluded from EBITDA.

“Revenue” shall mean, consistent with Borrower’s internal management reporting system as of the date of this Agreement, the pro-forma sales of products and services, which is equal to revenue determined in accordance with GAAP, plus current period invoiced amounts that are deferred under GAAP for systems sales associated with long-term customer contractual obligations, minus the current period revenue recognition of prior period systems sales.

“Unrestricted Liquidity” shall mean (i) unrestricted cash deposits, plus (ii) excess “availability” under this Agreement (net of all Loans, Letters of Credit or other indebtedness under this Agreement), as determined by Silicon based upon the Credit Limit restrictions set forth in Section 1 above).”

4. FEES. Borrower shall pay to Bank on the date hereof a fully-earned, non-refundable modification/waiver fee of Ten Thousand Dollars ($10,000.00). Borrower shall also reimburse Bank for all legal fees and expenses previously incurred in connection with its loan arrangement with Borrower and all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. RATIFICATION OF INTELLECTUAL PROPERTY SECURITY AGREEMENT. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions IP Agreement, and acknowledges, confirms and agrees that the IP Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined the IP Agreement.

6. RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificates each dated as of May 25, 2007 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in the Perfection Certificates has not changed, as of the date hereof. Borrower hereby further confirms that no Borrower has amended its certificate of incorporation or bylaws since the May 25, 2007 closing of the Loan Agreement.

7. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

10. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

11. JURISDICTION/VENUE. Borrower accepts for itself and in connection with its properties, unconditionally, the exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Bank cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California. NOTWITHSTANDING THE FOREGOING, THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK’S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY.

12. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[signature page follows]

This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:		BANK:

VERTICAL COMMUNICATIONS, INC.		SILICON VALLEY BANK

By:	/s/ Ken Clinebell	By:	/s/ Jay T. Tracy
Name:	Ken Clinebell	Name:	Jay T. Tracy
Title:	Chief Financial Officer	Title:	Vice President

VERTICAL COMMUNICATIONS ACQUISITION CORP.

By:	/s/ Ken Clinebell
Name:	Ken Clinebell
Title:	Chief Financial Officer

VODAVI TECHNOLOGY, INC.

By:	/s/ Ken Clinebell
Name:	Ken Clinebell
Title:	Chief Financial Officer

VODAVI COMMUNICATIONS SYSTEMS, INC.

By:	/s/ Ken Clinebell
Name:	Ken Clinebell
Title:	Chief Financial Officer